UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008

Targanta Therapeutics Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-33730	20-3971077
(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2300 Cambridge, MA	02142-1122
(Address of Principal Executive Offices)	(Zip Code)

(617) 577-9020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 6, 2008, as contemplated in Section 3(a) of the 2007 Stock Option and Incentive Plan (the “Plan”) of Targanta Therapeutics Corporation (the “Company”), the Company’s Board of Directors increased the aggregate number of shares available for grant under the Plan by 733,921 shares, which equals 3.5% of the total shares of the Company outstanding as of December 31, 2007. As a result of this increase and the return of shares to this Plan due to forfeitures of previously granted options under a predecessor option plan, the aggregate number of shares available for grant under the Plan (including currently outstanding grants) is now 1,993,314. A copy of the Plan was filed as Exhibit 10.2 to the Company’s registration statement on Form S-1.

On February 6, 2008, at a regularly scheduled meeting of the Compensation Committee (the “Committee”) of the Company’s Board of Directors, based on a comprehensive review of the level of achievement of both corporate and individual performance goals for the fiscal year ended December 31, 2007, the Committee awarded bonuses to the Company’s executive officers in the amounts listed below:

Name	Title	Bonus Awarded for FY 2007
Mark Leuchtenberger	President and Chief Executive Officer	$125,000
George Eldridge	Senior Vice President, Finance and Administration and Chief Financial Officer	$56,500
Pierre Etienne, M.D.	Chief Development Officer	$50,000
Thomas Parr, Ph.D.	Chief Scientific Officer	$52,700

The Committee’s assessment of the bonuses earned by these executive officers included a review of the Company’s performance on corporate goals related to financial, clinical, regulatory and commercial targets. In addition to these corporate goals, which were applicable to all of the Company’s executive officers, the Committee also considered individual performance goals specific to each executive officer. The Committee determined these bonuses in accordance with the target bonus percentages (calculated based on respective rates of base salary) of these individuals set forth in their respective employment agreements, copies of which were filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to the Company’s registration statement on Form S-1.

In addition, on February 6, 2008, the Committee increased the base salary rates (and the associated target bonuses) for the Company’s executive officers for the fiscal year ending December 31, 2008 to the amounts listed below:

Name	Title	Base Salary Rate for FY 2008	Target Bonus Eligibility for FY 2008
Mark Leuchtenberger	President and Chief Executive Officer	$375,000	$187,500
George Eldridge	Senior Vice President, Finance and Administration and Chief Financial Officer	$291,500	$72,875
Pierre Etienne, M.D.	Chief Development Officer	$309,000	$77,250
Thomas Parr, Ph.D.	Chief Scientific Officer	$291,500	$72,875

The target bonuses for the Company’s executive officers for the fiscal year ending December 31, 2008 reflect the percentages of base salary set forth in their respective employment agreements, updated solely to reflect their increased rates of base salary. The Committee’s determination of the bonuses for which these executive officers will be eligible in respect of fiscal year ending December 31, 2008 will be based on an assessment of the Company’s performance on corporate goals related to financial, clinical, regulatory and commercial targets, as well as individual performance goals specific to each executive officer.

Item 8.01.	Other Events.

On February 11, 2008, the Company issued a press release announcing that it has submitted a New Drug Application to the U.S. Food and Drug Administration for its lead antibiotic candidate, oritavancin, for the treatment of complicated skin and skin structure infections caused by gram-positive bacteria, including methicillin-resistant Staphylococcus aureus. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company, dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGANTA THERAPEUTICS CORPORATION

	By:	/s/ George Eldridge
Date: February 11, 2008	Name:	George Eldridge
	Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company, dated February 11, 2008.